UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               THRUST ENERGY CORP.
             (Exact name of registrant as specified in its charter.)

                                     NEVADA
                    (State of incorporation of organization)

                                   20-3373669
                    (I.R.S. Employer Identification Number)

                             807-1050 BURRARD STREET
                       VANCOUVER, BRITISH COLUMBIA V6Z 2S3
          (Address of principal executive offices, including zip code.)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE SO REGISTERED:     NAME OF EACH EXCHANGE OF WHICH EACH
                                             CLASS IS TO BE REGISTERED:

                 None                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box [x]

Securities Act registration statement file number to which this form relates:
FORM SB-2; FILE NO. 333-130922

        Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, PAR VALUE OF $0.0001
                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-130922) is incorporated by reference into this registration statement.

ITEM 2.     EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

EXHIBIT NO.     DOCUMENT DESCRIPTION

3.1      Articles of Incorporation (1)
3.2      Bylaws (1)
5.1      Legal opinion (1)
10.1 Oil, Gas and Mineral Lease between Thrust Energy Corp. and Sandy Monferdini et al. (1)
10.2     Convertible Debenture (1)
10.3     Escrow Agreement (1)
23.1     Consent of Accountant
23.2     Consent of Counsel (contained in Exhibit 5.1) (1)
99.1     Specimen Subscription Agreement (1)
99.2 Map of Jim Wells County, Texas, showing the location of the La Vaca Prospect (2)

(1) Previously filed with our initial registration statement on Form SB-2 on January 9, 2006.
(2) Previously filed with our amended registration statement on Form SB-2 on April 10, 2006.

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of January, 2007.

THRUST ENERGY CORP.




By:  /s/ Thomas Mills
     Thomas Mills
     President, CEO, Principal Accounting Officer